EXETER  FUND,  INC.
1100  CHASE  SQUARE
ROCHESTER,  NY  14604

                                                 Special Meeting, April 23, 2001

THIS  PROXY  IS  BEING  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS.

The undersigned shareholder(s) of the PureMarkSM Series of the Exeter Fund, Inc. (the "Fund") hereby appoints B. Reuben Auspitz and Jodi L. Hedberg and each of them (with full power of substitution), the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of the Series to be held on April 23, 2001, and any adjournments thereof, to vote all of the shares of the Series that the signer would be entitled to vote if personally present at the Special Meeting of Shareholders and on any other matters brought before the Meeting, all as set forth in the Notice of Special Meeting of Shareholders. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as indicated upon the matters set forth below.

This Proxy will be voted as indicated below. If no direction is made, this Proxy will be voted FOR the proposal set forth below. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Directors.

1. To consider and vote upon a proposal to remove the fundamental investment restriction that prohibits the Series from purchasing securities of any company which has (with predecessors) a record of less than three years continuous operation if as a result more than 5% of the Series' assets would be invested in securities of such companies.

_____  For          ______  Against          ______  Abstain

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Please print and sign your name in the space provided to authorize the voting of your shares as indicated and return promptly. If signing is by attorney, executor, trustee or guardian, please sign your name and title. For joint accounts, each joint owner must sign.

                         Dated:  ___________________,  2001


                         ______________________________
                         Signature  of  Shareholder


                         ______________________________
                         Signature  of  Shareholder